UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 27, 2009
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2009, Sun Communities, Inc. (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Brinson Patrick Securities Corporation (the “Sales Manager”) to issue and sell through the Sales Manager, as agent, up to 1,600,000 shares of common stock from time to time pursuant to the Company’s effective shelf registration statement on Form S-3.  Pursuant to the Sales Agreement, the Company has agreed to pay the Sales Manager a commission at a fixed commission rate of 3% of the gross sales price per share sold; provided however, that if aggregate sales proceeds raised through the period ending December 31, 2009 exceed $10 million, then the commission rate for any sales made after December 31, 2009 will be 2.5%.  The Company has also agreed to provide the Sales Manager with customary indemnification rights under the Sales Agreement.  Additional information regarding the Sales Agreement is set forth in the Company’s prospectus supplement, dated August 27, 2009, which will be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	EXHIBITS

(d)	Exhibits.
EXHIBIT #	DESCRIPTION
10.1	Sales Agreement dated August 27, 2009, executed by and between Sun Communities, Inc. and Brinson Patrick Securities Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: August 27, 2009	By:	/s/ Karen J. Dearing
Name: Karen J. Dearing
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

SUN COMMUNITIES, INC.
EXHIBIT INDEX

Exhibit No.                                Description

10.1	Sales Agreement dated August 27, 2009, executed by and between Sun Communities, Inc. and Brinson Patrick Securities Corporation